Exhibit 3.1

I hereby certify that the exhibit attached hereto is a fair and accurate English translation of the Articles of Incorporation of Tevecap S.A.

By:	/s/ Carlos Eduardo Malagoni
Name: Carlos Eduardo Malagoni
Title: Attorney-in-fact

Date:  September 28, 2005

Protocol JUCESP: 481666/95-3

TEVECAP S.A.

CNPJ No. 57.574.170/0001-05

NIRE 35300139623

MINUTES OF THE ANNUAL SHAREHOLDERS MEETING

HELD ON NOVEMBER 30, 1995

PLACE AND DATE: Meeting held at the Company’s principal place of business, at Rua do Rocio, 313, suite 101, in the City of São Paulo, State of São Paulo, at 4 p.m.

ATTENDANCE: Shareholders representing all the share capital.

PRESIDING OFFICERS: Chairman – Robert Civita; Secretary – José Augusto P. Moreira.

AGENDA: (1) Inclusion of activity in the business purpose; (2) increase of the share capital; (3) reformulation of restatement to the By-laws; (4) election of members of the Board of Directors; (5) indication of members of the Advisory Council.

RESOLUTIONS: 1. The inclusion of performance of telecommunications services, especially pay TV in any kind, into the Company business purpose is hereby approved.

2. The increase of the share capital from two hundred and forty-two million, one hundred and fifty-nine thousand and two hundred Reais (R$ 242,159,200.00) to three hundred and fourteen million, seven hundred and six thousand and seven hundred Reais (R$ 314,706,700.00), i.e., an increase of seventy-two million, five hundred and forty-seven thousand and five hundred Reais (R$ 72,547,500.00), by means of the issuance of thirty-four million, seven hundred and fourteen thousand and thirty-five (34,714,035) new registered common shares, with no par value, was approved. In addition, the inclusion of Hearst/ABC Video Services II into the Company was approved, with the express consent of the other shareholders, who waived their preemption right to the subscription of such shares. The shares issued are hereby fully subscribed and shall be paid in up to December 6, 1995, in Brazilian currency, in accordance with the subscription bulletin which, after certified by the presiding officers and executed by the subscriber, was filed in the Company’s principal place of business;

3. The reformulation of the By-laws was approved, including: a) amendment to the business purpose; b) change in the share capital; c) change in the number of members of the Board of Directors; d) change in the number of members of the Audit Committee; e) restatement of the By-laws so as to reflect the amendments mentioned in letters “a” and “d” above, which By-laws shall become effective with the wording attached hereto, which attachment shall be certified by the presiding-officers and shall become part hereof, irrespective of transcription;

4. The election of the following Directors and respective alternates was approved, who hereby are assigned and transferred one (1) share of the Company share capital, which assignment was duly registered with the Company’s Registered Shares Transfer Register: Director: Giancarlo Francesco Civita; Alternate of the Director: Isacco Zarmati; Director: Thomaz Souto Corrêa Netto; Alternate of the Director: Luiz Gabriel Cepeda Rico; Director: Jorge Fernando Koury Lopes; Alternate of the Director: Leonardo Barém Leite; Director: Oswaldo Leite de Moraes Filho; Alternate of the Director: Miriam de Lourdes Medeiros e Silva Machado, all identified below. As a consequence of the election of the Directors above, the Company Board of Directors, with a term of office exceptionally up to the holding of the Annual Shareholder Meeting of 1996, shall be as follows: (a) Chairman: Robert Civita, Brazilian, judicially separated, publisher, bearer of Identity Card RG No. 1.666.785 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 006.890.178-04, resident and domiciled in the Capital City of the State of São Paulo, at Rua Escócia, 253 – apt. 11; Alternate of the Director: Victor Civita, Brazilian, married, bachelor degree in political sciences, bearer of Identity Card RG No. 6.166.935 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 040.666.138-37, resident and domiciled in the Capital City of the State of São Paulo, at Rua Piconé, 53; (b) Director: José Augusto Pinto Moreira, Brazilian, married, economist, bearer of Identity Card RG No. 2.944.700 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 128.701.967-68, resident and domiciled at Alameda Argentina, 406 (Alphaville II), in the City of Barueri, State of São Paulo; Alternate of the Director: Valter Pasquini, Brazilian, married, engineer, bearer of Identity Card RG No. 3.643.843 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 297.183.928-15, resident and domiciled in the Capital City of the State of São Paulo, at Rua Dr. José Carlos de Toledo Piza, 215, Morumbi; (c) Director: Robert Hefley Blocker, Brazilian, divorced, business administrator, bearer of Identity Card RG No. 17.470.959 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 007.336.878-49, resident and domiciled in the Capital City of the State of São Paulo, at Rua São Carlos do Pinhal, 743, 4th floor; Alternate of the Director: Fatima Ahmad Ali, Brazilian, divorced, journalist, bearer of Identity Card RG No. 3.089.193 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 028.881.658-72, resident and domiciled in the Capital City of the State of São Paulo, at Rua Bauru, 216, Pacaembu; (d) Director: Giancarlo Francesco Civita, Brazilian, married, bachelor degree in Social Communication, bearer of Identity Card RG No. 6.167.806 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 040.666.108-11, resident and domiciled in the Capital City of the State of São Paulo, at Rua Capitão Antonio Rosa, 07; Alternate of the Director: Isacco Zarmati, Brazilian, married, civil engineer, bearer of Identity Card RG No. 3.128.036-5 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 029.932.878-34, resident and domiciled in the Capital City of the State of São Paulo, at Rua Albuquerque Lins, 915; (e) Director: Thomaz Souto Corrêa Netto, Brazilian, single, journalist, bearer of Identity Card RG No. 2.254.403 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 008.807.018-20, resident and domiciled in the Capital City of the State of São Paulo, at Rua Araçari, 139 – apt. 06; Alternate of the Director: Luiz Gabriel Cepeda Rico, Brazilian, married, engineer, bearer of Identity Card RG No. 3.403.698 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 321.649.558-20, resident and domiciled in the Capital City of the State of São Paulo, at Rua Chibata Miyakoshi, 300 – Block B – 10th floor; (f) Director: Francisco Savio Couto Pinheiro, Brazilian, married, engineer, bearer of Identity Card RG No. 3.064.761/RJ and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 336.882.907-63, resident and domiciled at SHIS – Q I – 27, suite 1 – house 15, in Brasília, Federal District; (g) Director: Peter John Trevor Grant Anderson, Brazilian, married, banker, bearer of Identity Card RG No. 3.331.506 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 066.982.718-53, resident and domiciled in the Capital City of the State of São Paulo, at Rua Silveira Sampaio, 190; Alternate of the Director: John Peter Harper, British, married, economist, bearer of Foreigners Identity Card RNE No. W-226520/W and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 059.008.178-68, resident and domiciled in the Capital City of the State of São Paulo, at Rua Sabará, 213 – apt. 32; (h) Director: Sergio Vladimirschi Junior, Brazilian, married, businessman, bearer of Identity Card RG No. 14.188.274 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 128.909.598-13, resident and domiciled in the Capital City of the State of São Paulo, at Rua Guayaquil, 114; Alternate of the Director: Viviane Vladimirschi, Brazilian, single, of age, psychologist, bearer of Identity Card RG No. 13.485.275 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 063.828.858-43, resident and domiciled in the Capital City of the State of São Paulo, at Alameda Franca, 84 – apt. 191; (i) Director: José Luiz de Salles Freire, Brazilian, divorced, lawyer, bearer of Identity Card RG No. 3.966.406 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 265.116.658-87, resident and domiciled in the Capital City of the State of São Paulo, at Rua 31 de Março, 531; Alternate of the Director: Nina Vladimirschi Farina,

American, married, advertiser, bearer of Foreigners Identity Card RNE No. W562051-G and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 213.275.668-69, resident and domiciled in the Capital City of the State of São Paulo, at Rua Lelis Vieira, 185; (j) Director: Jorge Fernando Koury Lopes, Brazilian, married, lawyer, bearer of Identity Card RG No. 5.262.528 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 588.944.978-87, with offices in the Capital City of the State of São Paulo, at Alameda Campinas, 1070; Alternate of the Director: Leonardo Barém Leite, Brazilian, married, lawyer, bearer of Identity Card RG No. 13.611.342 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 111.367.728-71, with offices in the Capital City of the State of São Paulo, at Alameda Campinas, 1070; (l) Director: Oswaldo Leite de Moraes Filho, Brazilian, married, lawyer, bearer of Identity Card RG No. 3.596.880 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 416.116.918-34, resident and domiciled in the Capital City of the State of São Paulo, at Alameda Campinas, 1070; Alternate of the Director: Miriam de Lourdes Medeiros e Silva Machado, Brazilian, single, lawyer, bearer of Identity Card RG No. 16.540.320 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 083.904.508-52, resident and domiciled in the Capital City of the State of São Paulo, at Alameda Campinas, 1070. The remuneration of the members of the Board of Directors fixed in the Annual Shareholders Meeting of April 27, 1995 shall be ratified.

4. The indication of new members to compose the Advisory Council, a body with an exclusive advisory character, the resolutions of which shall not bind the Company and its management bodies, was approved, and the said body shall have the following composition: Chairman: (a) Chairman: Robert Civita, Brazilian, judicially separated, publisher, bearer of Identity Card RG No. 1.666.785 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 006.890.178-04, resident and domiciled in the Capital City of the State of São Paulo, at Rua Escócia, 253 – apt. 11; Alternate of the Director: Victor Civita, Brazilian, married, bachelor degree in political sciences, bearer of Identity Card RG No. 6.166.935 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 040.666.138-37, resident and domiciled in the Capital City of the State of São Paulo, at Rua Piconé, 53; (b) Director: José Augusto Pinto Moreira, Brazilian, married, economist, bearer of Identity Card RG No. 2.944.700 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 128.701.967-68, resident and domiciled at Alameda Argentina, 406 (Alphaville II), in the City of Barueri, State of São Paulo; Alternate of the Director: Valter Pasquini, Brazilian, married, engineer, bearer of Identity Card RG No. 3.643.843 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 297.183.928-15, resident and domiciled in the Capital City of the State of São Paulo, at Rua Dr. José Carlos de Toledo Piza, 215, Morumbi; (c) Director: Robert Hefley Blocker, Brazilian, divorced, business administrator, bearer of Identity Card RG No. 17.470.959 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 007.336.878-49, resident and domiciled in the Capital City of the State of São Paulo, at Rua São Carlos do Pinhal, 743, 4th floor; Alternate of the Director: Fatima Ahmad Ali, Brazilian, divorced, journalist, bearer of Identity Card RG No. 3.089.193 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 028.881.658-72, resident and domiciled in the Capital City of the State of São Paulo, at Rua Bauru, 216, Pacaembu; (d) Director: Giancarlo Francesco Civita, Brazilian, married, bachelor degree in Social Communication, bearer of Identity Card RG No. 6.167.806 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 040.666.108-11, resident and domiciled in the Capital City of the State of São Paulo, at Rua Capitão Antonio Rosa, 07; Alternate of the Director: Isacco Zarmati, Brazilian, married, civil engineer, bearer of Identity Card RG No. 3.128.036-5 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 029.932.878-34, resident and domiciled in the Capital City of the State of São Paulo, at Rua Albuquerque Lins, 915; (e) Director: Thomaz Souto Corrêa Netto, Brazilian, single, journalist, bearer of Identity Card RG No. 2.254.403 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 008.807.018-20, resident and domiciled in the Capital

City of the State of São Paulo, at Rua Araçari, 139 – apt. 06; Alternate of the Director: Luiz Gabriel Cepeda Rico, Brazilian, married, engineer, bearer of Identity Card RG No. 3.403.698 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 321.649.558-20, resident and domiciled in the Capital City of the State of São Paulo, at Rua Chibata Miyakoshi, 300 – Block B – 10th floor; (f) Director: Francisco Savio Couto Pinheiro, Brazilian, married, engineer, bearer of Identity Card RG No. 3.064.761/RJ and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 336.882.907-63, resident and domiciled at SHIS – Q I – 27, suite 1 – house 15, in Brasília, Federal District; (g) Director: Peter John Trevor Grant Anderson, Brazilian, married, banker, bearer of Identity Card RG No. 3.331.506 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 066.982.718-53, resident and domiciled in the Capital City of the State of São Paulo, at Rua Silveira Sampaio, 190; Alternate of the Director: John Peter Harper, British, married, economist, bearer of Foreigners Identity Card RNE No. W-226520/W and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 059.008.178-68, resident and domiciled in the Capital City of the State of São Paulo, at Rua Sabará, 213 – apt. 32; (h) Director: Marc Nathanson, American, married, businessman, registered with the Social Security No. ###-##-####, resident and domiciled in the City of Los Angeles, State of California, USA, at 282 South Mapleton Drive; (i) Director: Tully Michael Friedman, American, married, businessman, registered with Social Security No. ###-##-####, resident and domiciled in the City of San Francisco, State of California, USA, at 1 Maritime Plaza, Suite 1200; (j) Director: Jorge Fernando Koury Lopes, Brazilian, married, lawyer, bearer of Identity Card RG No. 5.262.528 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 588.944.978-87, with offices in the Capital City of the State of São Paulo, at Alameda Campinas, 1070; Alternate of the Director: Leonardo Barém Leite, Brazilian, married, lawyer, bearer of Identity Card RG No. 13.611.342 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 111.367.728-71, with offices in the Capital City of the State of São Paulo, at Alameda Campinas, 1070; (l) Director: Oswaldo Leite de Moraes Filho, Brazilian, married, lawyer, bearer of Identity Card RG No. 3.596.880 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 416.116.918-34, resident and domiciled in the Capital City of the State of São Paulo, at Alameda Campinas, 1070; Alternate of the Director: Miriam de Lourdes Medeiros e Silva Machado, Brazilian, single, lawyer, bearer of Identity Card RG No. 16.540.320 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 083.904.508-52, resident and domiciled in the Capital City of the State of São Paulo, at Alameda Campinas, 1070.

The alternates of the directors Francisco Savio Couto Pinheiro, Tully Michael Friedman and Marc Nathanson, shall be elected upon the next Shareholders Meeting.

QUORUM: The resolutions were approved by unanimous vote of those present.

CLOSING: As there was no further business to transact, and as nobody wanted to speak, the meeting was adjourned, and these minutes were signed by all shareholders present. São Paulo, November 30, 1995. (signed) Chairman – Robert Civita; Secretary – José Augusto P. Moreira; Shareholders: ABRILCAP COMÉRCIO E PARTICIPAÇÕES LTDA. (represented by its Executive Officers, Robert Civita and José Augusto P. Moreira); HARPIA HOLDINGS LIMITED and CURUPIRA HOLDINGS LIMITED (represented by its Deputy Executive Officer, Marcilio Macedo de Andrade); FALCON INTERNATIONAL COMMUNICATIONS LTD. (represented by its attorney-in-fact José Luiz Salles Freire); ROBERT CIVITA; JOSÉ AUGUSTO PINTO MOREIRA; GIANCARLO FRANCESCO CIVITA; VICTOR CIVITA; ROBERT HEFLEY BLOCKER; VALTER PASQUINI; FÁTIMA AHMAD ALI and FRANCISCO SÁVIO COUTO PINHEIRO (represented by its attorney-in-fact José Augusto P. Moreira); PETER JOHN TREVOR GRANT ANDERSON and JOHN PETER HARPER (represented by its attorney-in-fact Marcilio Macedo de Andrade); JOSÉ LUIZ DE SALLES FREIRE; SÉRGIO VLADIMIRSCHI JÚNIOR, VIVIANE VLADIMIRSCHI and NINA VLADIMIRSCHI FARINA (represented by its attorney-in-fact José Luiz Salles Freire).

Conforms to the original.

(sgd)

José Augusto P. Moreira

Secretary

Registration certified by the Commercial Registry of São Paulo under No. 206.942/95-3.

TEVECAP S.A.

CNPJ No. 57.574.170/0001-05

NIRE 35300139623

LIST OF ATTENDANCE OF SHAREHOLDERS

MINUTES OF THE ANUAL SHAREHOLDERS MEETING

HELD ON NOVEMBER 30, 1995, AT 4:00 p.m.

	SIGNATURE OF THE SHAREHOLDER OR ATTORNEY-IN-FACT	NATIONALITY	ADDRESS	AMOUNT OF SHARES
01	ABRILCAP COM. PARTIC. LTDA	-	Rua do Rocio, 313, cj. 101-SP	111,075,321
02	ROBERT CIVITA	Brazilian	Rua Escócia, 253, apt. 11-SP	1
03	GIANCARLO F. CIVITA	Brazilian	Rua Capitão Antonio Rosa, 7-SP	1
04	VICTOR CIVITA	Brazilian	Rua Poconé, 53 – SP	1
05	JOSÉ AUGUSTO PINTO MOREIRA	Brazilian	Alameda Argentina, 406, Alphaville II Barueri-SP	1
06	ROBERT HEFLEY BLOCKER	Brazilian	Rua São Carlos do Pinhal, 743/4th – SP	1
07	VALTER PASQUINI	Brazilian	R. Dr. José Carlos de T. Piza, 215-SP	1
08	FÁTIMA AHMAD ALI	Brazilian	Rua Bauru, 216 – SP	1
09	FRANCISCO SÁVIO COUTO PINHEIRO	Brazilian	SHIS – QI-27 – suite 1 – house 15 – Brasília/Federal District	1
10	HARPIA HOLDINGS LTDA	-	Company with principal place of business in the Cayman Islands	11,496,329
11	CURUPIRA HOLDINGS LTDA	-	Company with principal place of business in the Cayman Islands	11,496,329
12	PETER JOHN T. G. ANDERSON	Brazilian	Rua Silveira Sampaio, 190 - SP	1
13	JOHN PETER HARPER	British	Rua Sabará, 213 – apt. 32 - SP	1
14	FALCON INTERNATIONAL COMMUNICATIONS LTD.	-	Company with principal place of business in the Bermudas	27,930,827

15	SÉRGIO VLADIMIRSCHI JÚNIOR	Brazilian	Rua Guayaquil, 114 - SP	1
16	JOSÉ LUIS DE SALLES FREIRE	Brazilian	Rua 31 de Março, 531 - SP	1
17	VIVIANE VLADIMIRSCHI	Brazilian	Alameda Franca, 84 – apt. 191-SP	1
18	NINA VLADIMIRSCHI FARINA	American	Rua Lelis Vieira, 185 – SP	1
TOTAL				161,998,820

Conforms to the original.

(sgd)

José Augusto P. Moreira

Secretary

TEVECAP S.A.

CNPJ No. 57.574.170/0001-05

NIRE 35300139623

SUBSCRIPTION BULLETIN

MINUTES OF THE SPECIAL SHAREHOLDERS MEETING

HELD ON NOVEMBER 30, 1995

Subscription of the share capital increase, resolved at the Special Shareholders Meeting held on November 30, 1995.

Issuance of thirty-four million, seven hundred and fourteen thousand and thirty-five (34,714,035) registered common shares, with no par value, fully subscribed on the date hereof, to be paid in up to December 6, 1995, in the Brazilian currency.

NAME AND IDENTIFICATION OF THE SUBSCRIBER	REGISTERED COMMON SHARES	AMOUNT PAID IN (R$)
Hearst/ABC Video Services II, a company organized and validly existing pursuant to the laws of New York, with its principal place of business at 959, Eight Avenue, New York, NY, herein represented by Rogério Cruz Themudo Lessa, Brazilian, married, lawyer, bearer of Identity Card RG No. 3.202.060 and registered with the Individual Taxpayers Register of the Ministry of Finance under CPF No. 227.873.728-72, with offices at Alameda Campinas, 1070, in the City of São Paulo, State of São Paulo.	34,714,035	72,547,500.00
	(ass) Hearst/ABC Video Services II Rogerio Cruz Themudo Lessa

Conforms to the original.

TEVECAP S.A.

(sgd) (sgd)

José Augusto P. Moreira - Cláudio César D´Emílio

TEVECAP S.A.

BY-LAWS

CHAPTER I

NAME, DURATION, PRINCIPAL PLACE OF BUSINESS AND BUSINESS PURPOSE

1.                                      The joint stock company named TEVECAP S.A., organized for an indefinite term of duration, shall be governed by the provisions of these By-laws and by the applicable legal provisions.

2.                                      The principal place of business and jurisdiction of the Company are at Rua do Rocio, 313, Suite 101, in the City of São Paulo, State of São Paulo, and by resolution of the Board of Directors, may open branches, agencies, or representation offices anywhere within Brazilian territory, whereas the opening of branches abroad shall depend on a resolution by the Shareholders Meeting.

3.                                      The business purposes of the Company are the (i) production, acquisition, licensing, distribution, import and export of television programs of its own or of third parties; (ii) provision of telecommunications services, especially any modality of pay TV and other services relating to broadcasting systems, reception and distribution of signals and television programs; (iii) exploitation of advertising and publicity; and (iv) holding equity interest in other companies, especially companies exploring the communications field.

CHAPTER II

SHARE CAPITAL

4.                                      The share capital of the Company, in the amount of three hundred and fourteen million, seven hundred and six thousand, seven hundred Reais (R$ 314,706,700.00), is divided into, and represented by, one hundred and ninety-six million, seven hundred and twelve thousand, eight hundred and fifty three (196,712,853) common registered shares, without par value.

5.                                      Each common registered share shall be entitled to one vote in resolutions of the Shareholders Meeting.

6.                                      Ownership of the shares shall be presumed based on the registration of the shares in the “Registered Shares Register” and the Company shall issue share certificates solely at the request of a shareholder, which shall bear the related costs.

7.                                      The share certificates shall be signed by two (2) Executive Officers or by one (1) Executive Officer jointly with one (1) attorney-in-fact for the Company, or by two (2) attorneys-in-fact vested with special powers.

8.                                      The sale, encumbrance or disposal in any way of the shares, rights to subscribe for shares or other securities convertible into shares are subject to the terms and conditions laid down under the Shareholders Agreement executed on the date hereof and filed with the principal place of business of the Company (the “Shareholders’ Agreement”).

CHAPTER III

SHAREHOLDERS MEETINGS

9.                                      There shall be Annual and Special Shareholders Meetings. Annual Shareholders Meetings shall take place within the four (4) months following the end of each fiscal year and Special Shareholders Meetings shall be held whenever so required.

10.                                The Board of Directors shall summon the Shareholders Meetings. A shareholder appointed by a majority of votes of those present to the meeting shall act as chairman, who shall appoint the Secretary.

11.                                Holders of shares not registered in the corresponding register on or before three (3) days preceding the date of holding any Shareholders Meeting may not participate or vote in the meeting.

12.                                Except for the special events foreseen under the law and for the following resolutions that shall be subject to Section 13 of the Shareholders Agreement, the resolutions of the Shareholders Meeting shall pass by a majority of votes of shareholders present at the meeting, without computing blank votes.

(i)	any corporate restructuring or reorganization, merger, consolidation, spin off, liquidation, dissolution, share splitting, division, combination or consolidation of assets of the Company;

(ii)

initiating any share public offering, or any issue or resale of securities by the Company, including, without limitation, debentures, equity warrants, founders’ shares, purchase or subscription options and other similar rights, except in the events foreseen in the Shareholders Agreement of the Company;

(iii)	purchase or redemption of shares of the Company, except in the events foreseen in the Shareholders Agreement of the Company;

(iv)	any alteration of the businesses of the Company;

(v)	any amendment to these By-laws; and

(vi)	establishing any activity or subsidiary in the United States of America.

CHAPTER IV

MANAGEMENT

13.                                The Company shall be administered and managed by a Board of Directors and an Executive Board. It shall be incumbent on the Shareholders Meeting to set the aggregate remuneration of the Board of Directors and the Executive Board, which shall be distributed among Directors and Executive Officers pursuant to a resolution of the Board of Directors gathered in meeting.

14.                                The members of the Board of Directors and the Executive Officers shall remain in their offices until the investiture of their successors.

CHAPTER V

BOARD OF DIRECTORS

15.                                The Board of Directors shall be made up of eleven (11) effective members and eleven (11) alternate members, all of them shareholders, residing in Brazil, elected by the Shareholders Meeting pursuant to Article 10 of these By-laws and to section 11.1 of the Shareholders Agreement, with a term of office of two (2) years, and may be reelected.

16.                                In the event of impediment or temporary absence of any effective member of the Board of Directors, the same shall be replaced by the corresponding alternate.

17.                                In the event of vacancy in any office of an effective member or an alternate in the Board of Directors, the Shareholders Meeting shall be promptly summoned to fill in the vacancy.

18.                                The Board of Directors shall meet whenever necessary but at least once every quarter, summoned in writing by any of its effective members or alternates, at least ten (10) business days in advance and with the agenda. The meetings of the Board of Directors shall be chaired by a Director chosen by a majority of votes of those present.

19.                                The meetings of the Board of Directors shall only be convened with the presence of at lease six (6) effective members attending the meeting in person or represented by his/her alternate. Any meeting attended by all of the effective Directors, whether attending the meeting in person or represented by his/her alternate, shall be deemed regularly convened, irrespective of the formalities foreseen in this and in the preceding articles.

20.                                The resolutions of the Board of Directors shall pass with the favorable vote of the majority of the Directors present to the meeting, including without limitation the approval of the annual business plan of the Company and its subsidiaries, including amounts and terms for expenses, investments and new projects. Nonetheless, approval of the following matters, in addition to other matters included in the Shareholders Agreement, shall require the favorable vote of all of the effective members of the Board of Directors, whether attending the meeting in person or represented by his/her alternate.

(i)                                     Acquisition or subscription by the Company of an equity interest in other companies (except those acquired or subscribed on a non-permanent basis, according the to ordinary cash management practices);

(ii)                                  Any acquisition, sale, disposing of, or encumbrance (with charges, liens or encumbrances) of equity interests held in other companies, and any acquisition, sale, disposing of, or encumbrance (with charges, liens or encumbrances) of real properties, equipment, patents and trademarks, franchises or other similar rights or assets, except for: (a) any acquisition, sale, or disposing of, or encumbrance (with charges, liens or encumbrances) occurring in the ordinary course of business; (b) acquisitions outside the ordinary course of business with an aggregate value not exceeding the equivalent in Reais to United States Dollars five hundred thousand (US$ 500,000) within the calendar year; (c) sales outside the ordinary course of business with an aggregate value not exceeding the equivalent in Reais to United States Dollars five hundred thousand (US$ 500,000) within the calendar year; (d) disposing of, or encumbering (with charges, liens or encumbrances) outside the ordinary course of business with an aggregate value not exceeding the equivalent in Reais to United States Dollars five hundred thousand (US$ 500,000) within the calendar year.

(iii)                               Contracting any debt for the Company, or guaranteeing any debt of any third party individual or legal entity, maturing within less than 365 days, with an aggregate value in excess of the equivalent in Reais to United States Dollars one million (US$ 1,000,000), subject to the provisions of Section 12.4 of the Shareholders Agreement;

(iv)                              Contracting any debt for the Company, or guaranteeing any debt of any third party individual or legal entity, maturing within 365 or more days, except for commercial debts incurred in the ordinary course of business of the Company in one or a series of related transactions, with an aggregate value not exceeding the equivalent in Reais to United States Dollars five hundred thousand (US$ 500,000), subject to the provisions of Section 12.4 of the Shareholders Agreement;

(v)                                 Granting of loans or advances by the company (not including loans and advances between the company and its subsidiaries only) except loans or advances to members of the Board of Directors, Executive Officers or employees in the ordinary course of business;

(vi)                              Issue by the company of non-financial guarantees of any nature, except for non-financial guarantees individually or aggregately totaling at most the equivalent in Reais to United States Dollars US$ 100,000.00; and

(vii)                           any transactions or agreements, or amendments or terminations or waivers of rights or defaults under agreements existing between the company, on the one part, and any shareholder or its affiliates on the other part, subject to Article 12.1 (vii) of the Shareholders Agreement.

CHAPTER VI

EXECUTIVE BOARD

21.                                          The Executive Board shall be made up of at least two (2) members and at most five (5) members, who need not be shareholders but who shall be resident in Brazil and shall be elected by the Board of Directors for a term of office of two (2) years, re-election being permitted.

22.                                          The Executive Officers of the Company shall have no specific title.

23.                                          In the event of a vacancy in one of the offices of Executive Officer, a meeting of the Board of Directors shall be called immediately to elect a substitute, who shall complete the term of office of the substituted member. In the event of temporary absence or impairment of any Executive Officer, his responsibilities shall be performed by the other Executive Officers, as agreed among them.

24.                                          The Executive Board shall manage the Company’s business in general and shall for such purpose perform all acts that are necessary or advisable, except for those for which the law, these By-laws or the Shareholders Agreement of the Company attribute authority to the General Meeting or to the Board of Directors. Its powers and obligations include, but are not limited, the following:

(i)                                     to care for compliance with the law, these By-laws and the Shareholders Agreement;

(ii)                                  to care for the performance of the resolutions approved at General Meetings, at Board of Directors meetings and at its own meetings;

(iii)                               to manage, administer and supervise the Company’s business;

(iv)                              to issue and approve the internal instructions and regulations it may deem to be useful or necessary;

(v)                                 to distribute among its members the duties of management of the Company;

(vi)                              to prepare and submit the annual and quarterly financial statements and budgets to the Board of Directors; and

(vii)                           to advise the Board of Directors, as soon as it gains knowledge thereof, of any material occurrence of a legal, regulatory, technical or operational nature that may affect the Company or its controlled companies.

25.                                          The Company shall be represented in and out of Court, as plaintiff or defendant, before any third parties and federal, state and municipal government departments, and the execution of deeds of any kind, bills of exchange, checks, money orders, agreements and any other documents or acts involving a responsibility or obligations for the Company or that relieve it from obligations to third parties, shall be incumbent upon and shall necessarily be performed by:

(i)                                     any two (2) Executive Officers jointly;

(ii)                                  any Executive Officer jointly with an attorney-in-fact; or

(iii)                               two (2) attorneys-in-fact jointly, provided that they are vested with special and express powers.

26.                                          Powers of attorney granted on behalf of the Company by any two (2) Executive Officers jointly shall specify the powers granted an, except for those granted for judicial purposes, shall be valid for a limited period of time of at most one (1) year.

27.                                          For representation of the Company in Court and before federal, state and municipal government departments or for representation of the Company abroad, the powers may be granted to only one attorney-in-fact.

28.                                          The acts of any Executive Officer, attorney-in-fact or employee of the Company that involve it in obligations for business or transactions alien to the business purpose, such as sureties, “aval” guarantees, endorsements or any guarantees in favor of third parties, shall be expressly forbidden and shall be null and void in relation to the Company.

29.                                          The Executive Board shall meet whenever it is called by any of its members with at least three (3) days’ prior notice and shall only be convened with the presence of at least two (2) of its members. The meetings of the Executive Board shall be presided over by the Executive Officer chosen on the occasion and its resolutions shall be taken by majority vote of those present or by unanimous vote in the event that only two (2) Executive Officers appeared at the meeting. Copies of the minutes of the Executive Board meetings shall necessarily be forwarded to all the members of the Board of Directors.

CHAPTER VII

ADVISORY COUNCIL

30.                                          In addition to the Board of Directors, the Company shall have an Advisory Council. The Advisory Council shall provide consulting to the Shareholders and to the Board of Directors regarding the business of the Company in accordance with applicable law, these By-laws and the Shareholders’ Agreement.

31.                                          The Advisory Council shall be made up of eleven (11) members, who may be resident in Brazil or not and who need not be shareholders.

32.                                          The Shareholders shall elect the members of the Advisory Council at a General Meeting according to Clause 11.1 of the Shareholders Agreement.

33.                                          The term of office of the members of the Advisory Council shall be two (2) years and shall be automatically extended until their duly elected successor takes over. Re-election of the members of the Advisory Council shall be permitted indefinitely.

34.                                          The Advisory Council shall keep a book of minutes recording its resolutions.

35.                                          Each member of the Advisory Council may have a deputy, who shall be elected in the same manner as the acting member. The deputies shall replace the respective acting members in their absence or incapacity. If there is a vacancy in the Advisory Council for which no deputy has been elected, the Shareholders shall elect a new member within 30 days of the vacancy; and the Shareholder that designated and elected the member to be replaced shall designated a new member.

36.                                          The Advisory Council shall carry out regular meetings at the end of each quarter and special meetings whenever they are called by any two (2) members of the Advisory Council by means of fifteen (15) days’ prior notice to the members of the Advisory Council, provided that such notice may be waived with the consent of all the members of the Advisory Council or such notice may be deemed to have been automatically waived if all the members are present at the meeting.

37.                                          Any member of the Advisory Council may authorize another member by letter, facsimile, telegram or telex to represent him at any Advisory Board meeting, whether to institute a quorum or to vote. Likewise, any member may vote by letter, facsimile, telegram or telex, which shall be received at the head office of the Company at the time set for the meeting.

38.                                          The presence of at least six (6) members, whether personally, by power of attorney, or by vote submitted in writing before the meeting, shall constitute a valid quorum for an Advisory Council meeting.

39.                                          The Advisory Council shall be consulted on any matters that the Board of Directors or the Shareholders may require. The Board of Directors may not delegate to the Advisory Council any of its powers to take any decision on behalf of the Company.

40.                                          Resolutions of the Advisory Council shall require the affirmative vote of at least six (6) of its members.

CHAPTER VIII

AUDIT COMMITTEE

41.                                          The Company shall have a non-permanent Audit Committee made up of three (3) acting members and an equal number of deputies, elected by the General Meeting that decides to install it and that shall establish their fees within the legal limits. When operating, the Audit Committee shall have the responsibilities and the powers granted by law.

CHAPTER IX

THE FISCAL YEAR

42.                                The fiscal year shall begin on January 1 and end on December 31 of each year.

43.                                          At the end of each fiscal year the Company shall prepare the balance sheet, with due regard for the applicable legal provisions. From the net profits ascertained, five percent (5%) shall be allocated to the legal reserve, which shall not exceed twenty percent (20%) of the share capital. The remainder shall be allocated as resolved by the Shareholders Meeting, provided that a minimum mandatory dividend of twenty-five percent (25%) shall be distributed pursuant to article 202 of Law No. No. 6.404, of December 15, 1976.

44.                                          The Company may, by resolution of the Board of Directors, distribute interim dividends based on the profits ascertained in balance sheets drawn up semi-annually or for shorter periods, or on accrued profits or profits reserves existing in the latest ANNUAL OR SDEMI-ANNUAL BALANCE SHEET. The Board of Directors is further authorized to distribute dividends based on the minimum mandatory dividend mentioned in the preceding articles, prior to holding the annual Shareholders Meeting and subject to its confirmation.

CHAPTER X

LIQUIDATION

45.                                          Should the Company be liquidated, the Shareholders Meeting shall set the form of the liquidation and appoint the liquidator and the Audit Committee that shall operate during the liquidation.

São Paulo, November 30, 1995

(sgd)

José Augusto P. Moreira

Secretary

TEVECAP S.A.

CNPJ No. 57.574.170/0001-05

NIRE 35300139623

MINUTES OF THE EXTRAORDINARY GENERAL MEETING

HELD ON NOVEMBER 19, 2001

HOUR AND PLACE: Headquarters of the Company, at Rua do Rocio, 313, conj. 101 (parte), São Paulo/SP, at 3:00 p.m.;

ATTENDANCE: Shareholders representing the totality of the share capital;

PANEL: President – Domingos Simão Bertolo; Secretary – Zenilton Rodrigues de Mello.

CALL NOTICE: Third call notice published on November 14, 15 and 16, 2001, in the newspaper “Folha de São Paulo” and on November 14, 15 and 17, 2001, in the “Diário Oficial do Estado de São Paulo”, pursuant to Article 135 of Law No. 6.404/76;

AGENDA: Increase of the share capital, upon the issuance of new shares, with the utilization of credits against the Company and the drop-down of assets.

RESOLUTIONS:

1. Approval of the increase of the share capital from R$ 478,740,715.00 (four hundred and seventy-eight million, seven hundred and forty thousand, seven hundred and fifteen reais) to R$ 837,601,700.00 (eight hundred and thirty-seven million, six hundred and one thousand and seven hundred reais), which increase, hence, is of R$ 358,860,985.00 (three hundred and fifty-eight million, eight hundred and sixty thousand, nine hundred and eighty-five reais), upon the issuance of 258,882,155 (two hundred and fifty-eight million, eight hundred and eighty-two thousand, one hundred and fifty-five) new registered common shares, without par value, subscribed as follows: (i) 10,293,192 (ten million, two hundred and ninety-three thousand, one hundred and ninety-two) registered common shares by Abril S.A., pursuant to the subscription bulletin attached hereto, hereby paid-in upon the utilization of credits against the Company, in the amount of R$ 14,268,365.00 (fourteen million, two hundred and sixty-eight thousand, three hundred and sixty-five reais), on September 30, 2001; (ii) 9,302,272 (nine million, three hundred and two thousand, two hundred and seventy-two) registered common shares by Abril S.A., pursuant to the subscription bulletin attached hereto, hereby paid-in upon the drop-down of 2,456,150 (two million, four hundred and fifty-six thousand, one hundred and fifty) quotas representing the quota capital of TVA Sul Paraná Ltda. (CNPJ No. 84.938.786/0001-82), in the amount of R$ 12,894,757.00 (twelve million, eight hundred and ninety-four thousand, seven hundred and fifty-seven reais), in accordance with the appraisal report which is an integral part hereto; (iii) 237,335,737 (two hundred and thirty-seven million, three hundred and thirty-five thousand, seven hundred and thirty-seven) registered common shares by Editora Abril S.A., pursuant to the subscription bulletin attached hereto, hereby paid-in upon the utilization of credits against the Company, in the amount of R$ 328,993,462.00 (three hundred and twenty-eight million, nine hundred and ninety-three thousand, four hundred and sixty-two reais), on September 30, 2001, and (v) 1,950,954 (one million, nine hundred and fifty thousand, nine hundred and fifty-four) registered common shares by Editora Abril S.A., pursuant to the subscription bulletin attached hereto, hereby paid-in upon the drop-down of 140,000 (one hundred and forty thousand) common shares issued by TVA Sistema de Televisão S.A. (CNPJ No. 71.613.400/0001-10), in the amount of R$ 2,704,401.00 (two million, seven hundred and four thousand, four hundred and one reais), in accordance with the appraisal report which is an integral part hereto. Editora Abril S.A. separately assigns and transfers the totality of the subscribed shares to Abril S.A. The remaining shareholders have waived their preemptive right to the subscription of the new shares.

2. It was ratified the appointment of the appraising experts, Messrs. Chosuke Koeke, Brazilian, accountant, married, bearer of the Identity Card No. 3.465.193, enrolled with the CPF under No. 063.273.548-15, CRC-1SP 047.251/O-0, resident and domiciled at Rua Madre Cabrini, 314 – apto. 44 – Vila Mariana – SP; Satoshi Yamada, Brazilian, accountant, married, bearer of the Identity Card No. 6.132.418, enrolled with the CPF under No. 677.652.898-53, CRC-1SP 091.059/O-0, resident and domiciled at Av. Piassanguaba, 2933 – apto. 82 – Planalto Paulista – SP; and Yukio Funada, Brazilian, accountant, married, bearer of the Identity Card No. 3.100.694-2, enrolled with the CPF under No. 052.172.868-20, CRC-1SP 043.351/O-8, resident and domiciled at Av. Dr. Altino Arantes, 620 – apto. 193 – Vila Clementino – SP.

3. The appraisal reports of the portions of the investments of TVA Sistema de Televisão S.A. and of TVA Sul Paraná Ltda. to be dropped-down by Editora Abril S.A. and Abril S.A., respectively, prepared by the experts mentioned in the previous item, based on the balance sheet as of September 30, 2001, were approved.

4. The subscription of the shares by ABRIL S.A., mentioned in item 1.(i) above, paid-in upon the utilization of credits against the Company, in the amount of R$ 14,268,365.00 (fourteen million, two hundred and sixty-eight thousand, three hundred and sixty-five reais), corresponds to the Company’s right to purchase the participation of 36% in the share capital of the Cable TV Service operators of the Cities of Guarapuava, Ponta Grossa, Cianorte and Cascavel, all in the State of Paraná. Considering that the transfer of this participation of 36% depends on the previous approval by ANATEL – Telecommunications National Agency, ABRIL S.A. and the Company commit themselves to endeavor their best efforts to obtain the approval by ANATEL and carry out the formalization of the admission of TEVECAP into the share capital of these Cable TV Service operators as soon as possible. Should the approval by ANATEL be denied, then the subscription of the shares mentioned in this item 4 shall be reverted and the Company shall execute all acts that may be necessary to recompose the share participation, as if this subscription and payment of the participations of such Paraná operators had not occurred.

5. As a consequence, it was approved the amendment of article 4 of the By-Laws, which shall be in force with the following wording: “Article 4 – The share capital of the Company, in the amount of R$ 837,601,700.00 (eight hundred and thirty-seven million, six hundred and one thousand and seven hundred reais), is divided into and represented by 485,220,440 (four hundred and eighty-five million, two hundred and twenty thousand, four hundred and forty) shares, all common, registered and without par value.”

QUORUM OF RESOLUTIONS: The resolutions were approved by the unanimity of the votes of those present.

CLOSING: There being no further business to transact, and nobody wishing to take the floor, these Minutes were drafted, approved and signed, and the works were closed. São Paulo, November 19, 2001. (sgd) ABRIL S.A., HARPIA HOLDINGS LIMITED and CURUPIRA HOLDINGS LIMITED, FALCON INTERNATIONAL COMMUNICATIONS (BERMUDA) L.P. and HEARST/ABC VIDEO SERVICES II.

The text is a true and correct copy
(sgd) (illegible)
Zenilton Rodrigues de Mello
Secretary

Lawyer:

(sgd) (illegible)

Luis Carlos G. Balieiro

OAB/SP 33.225

[Stamp of the Commercial Registry of the State of São Paulo]

TEVECAP S.A.

CNPJ No. 57.574.170/0001-05

NIRE 35300139623

LIST OF ATTENDANCE OF SHAREHOLDERS

EXTRAORDINARY GENERAL MEETING

HELD ON NOVEMBER 19, 2001 – 3:00 P.M.

SIGNATURE OF SHAREHOLDER OR ATTORNEY-IN-FACT	ADDRESS	NUMBER OF SHARES
ABRIL S.A.	Av. das Nações Unidas, 7221 – São Paulo	140,700,748
HARPIA HOLDINGS LTD.	Company with headquarters in the Cayman Islands	6,867,793
CURUPIRA HOLDINGS LTD.	Company with headquarters in the Cayman Islands	11,496,329
FALCON INTERNATIONAL COMMUNICATIONS (BERMUDA) L.P.	Company with headquarters in Bermuda	27,930,827
HEARST/ABC VIDEO SERVICES II	Company with headquarters in New York	39,342,567
TOTAL		226,338,264

The text is a true and correct copy
(sgd) (illegible)
Zenilton Rodrigues de Mello
Secretary

TEVECAP S.A.

CNPJ No. 57.574.170/0001-05

NIRE 35300139623

SUBSCRIPTION BULLETIN

Share capital increase resolved in the Extraordinary General Meeting held on November 19, 2001.

Amount – R$ 331,697,863.00 (three hundred and thirty-one million, six hundred and ninety-seven thousand, eight hundred and sixty-three reais)

Shares Issued – 239,286,691 (two hundred and thirty-nine million, two hundred and eighty-six thousand, six hundred and ninety-one) registered common shares, without par value.

Per Unit Price – R$ 1.38 (one real and thirty-eight cents)

Payment Conditions – R$ 331,697,863.00 (three hundred and thirty-one million, six hundred and ninety-seven thousand, eight hundred and sixty-three reais) at the moment of the subscription and upon the utilization of credits against the Company and the drop-down of shares/quotas.

SUBSCRIBER: EDITORA ABRIL S.A., a joint-stock company, enrolled with the CNPJ under No. 02.183.757/0001-93, headquartered at Av. Otaviano Alves de Lima, 4400, São Paulo – SP.

Shares Subscribed: 239,286,691 (two hundred and thirty-nine million, two hundred and eighty-six thousand, six hundred and ninety-one) registered common shares, without par value.

Amount Paid-In: R$ 328,993,462.00 (three hundred and twenty-eight million, nine hundred and ninety-three thousand, four hundred and sixty-two reais), at the moment of the subscription and upon the utilization of credits against the Company, and

R$ 2,704,401.00 (two million, seven hundred and four thousand, four hundred and one reais), upon the drop-down of 140,000 (one hundred and forty thousand) common shares issued by TVA Sistema de Televisão S.A.

(sgd) (illegible)	(sgd) (illegible)
EDITORA ABRIL S.A.
(Domingos Simão Bertolo)
(Zenilton Rodrigues de Mello)

(sgd) (illegible) (sgd) (illegible)

TEVECAP S.A.

TEVECAP S.A.

CNPJ No. 57.574.170/0001-05

NIRE 35300139623

SUBSCRIPTION BULLETIN

Share capital increase resolved in the Extraordinary General Meeting held on November 19, 2001.

Amount – R$ 27,163,122.00 (twenty-seven million, one hundred and sixty-three thousand, one hundred and twenty-two reais)

Shares Issued – 19,595,464 (nineteen million, five hundred and ninety-five thousand, four hundred and sixty-four) registered common shares, without par value.

Per Unit Price – R$ 1.38 (one real and thirty-eight cents)

Payment Conditions – R$ 27,163,122.00 (twenty-seven million, one hundred and sixty-three thousand, one hundred and twenty-two reais) at the moment of the subscription and upon the utilization of credits against the Company and the drop-down of shares/quotas.

SUBSCRIBER: ABRIL S.A., a joint-stock company, enrolled with the CNPJ under No. 44.597.052/0001-62, headquartered at Av. das Nações Unidas, 7221, 22º andar, Setor A, São Paulo – SP.

Shares Subscribed: 19,595,464 (nineteen million, five hundred and ninety-five thousand, four hundred and sixty-four) registered common shares, without par value.

Amount Paid-In: R$ 14,268,365.00 (fourteen million, two hundred and sixty-eight thousand, three hundred and sixty-five reais), at the moment of the subscription and upon the utilization of credits against the Company, and

R$ 12,894,757.00 (twelve million, eight hundred and ninety-four thousand, seven hundred and fifty-seven reais), upon the drop-down of 2,456,150 (two million, four hundred and fifty-six thousand, one hundred and fifty) quotas representing the quota capital of TVA Sul Paraná Ltda.

(sgd) (illegible)	(sgd) (illegible)
ABRIL S.A.
(Domingos Simão Bertolo)
(Zenilton Rodrigues de Mello)

(sgd) (illegible) (sgd) (illegible)

TEVECAP S.A.

TEVECAP S.A.

CNPJ No. 57.574.170/0001-05

NIRE 35300139623

MINUTES OF THE EXTRAORDINARY GENERAL MEETING

HELD ON FEBRUARY 1st, 2002

HOUR AND PLACE: Headquarters of the Company, at Rua do Rocio, 313, cj. 101 (parte), São Paulo/SP, at 10:00 a.m.;

ATTENDANCE: Shareholders representing the totality of the share capital;

PANEL: President: José Augusto P. Moreira; Secretary: Marcelo Vaz Bonini.

CALL NOTICE: Waived pursuant to the terms of article 124, paragraph 4, of Law No. 6.404/76;

AGENDA: Change of the address of the headquarters.

RESOLUTIONS: It was approved, by unanimity of votes, the change of the address of the headquarters from Rua do Rocio, 313, cj. 101 (parte), São Paulo/SP, to Av. das Nações Unidas, 7221 – 7º andar, Setor D, São Paulo/SP, with the consequent amendment to article 2 of the By-Laws, which shall be in force with the following wording: “Article 2 – The Company has its headquarters and jurisdiction at Av. das Nações Unidas, 7221 – 7º andar, Setor D, in the City of São Paulo, State of São Paulo, and may, upon resolution of the Board of Directors, open branches, agencies or representations in any place of the country, and the opening of branches abroad shall depend on the resolution of the General Meeting.”

CLOSING: There being no further business to transact, and nobody wishing to take the floor, the Meeting was closed, the Minutes of which are signed by all attending shareholders. São Paulo, February 1st, 2002. (sgd) Abril S.A., Harpia Holdings Limited and Curupira Holdings Limited, Falcon International Communications (Bermuda) L.P. and Hearst/ABC Video Services II.

The text is a true and correct copy
(sgd) (illegible)
Marcelo Vaz Bonini
Secretary

Lawyer:

(sgd) (illegible)

Katia Regina Rocha Bou Mansour

OAB/SP 114.251

[Stamp of the Commercial Registry of the State of São Paulo]

TEVECAP S.A.

CNPJ No. 57.574.170/0001-05

NIRE 35300139623

LIST OF ATTENDANCE OF SHAREHOLDERS

EXTRAORDINARY GENERAL MEETING

HELD ON FEBRUARY 1st, 2002 – 10:00 A.M.

SIGNATURE OF SHAREHOLDER OR ATTORNEY-IN-FACT	ADDRESS	NUMBER OF SHARES
ABRIL S.A.	Av. das Nações Unidas, 7221 – São Paulo	399,582,903
HARPIA HOLDINGS LTD.	Company with headquarters in the Cayman Islands	6,867,793
CURUPIRA HOLDINGS LTD.	Company with headquarters in the Cayman Islands	11,496,329
FALCON INTERNATIONAL COMMUNICATIONS (BERMUDA) L.P.	Company with headquarters in Bermuda	27,930,827
HEARST/ABC VIDEO SERVICES II	Company with headquarters in New York	39,342,567
TOTAL		485,220,419

The text is a true and correct copy
(sgd) (illegible)
Marcelo Vaz Bonini
Secretary

TEVECAP S.A.

CNPJ No. 57.574.170/0001-05

NIRE 35300139623

MINUTES OF THE ORDINARY GENERAL MEETING

HELD ON APRIL 30, 2003

PLACE AND HOUR: Headquarters of the Company, at Av. das Nações Unidas, 7221, 7º andar, Setor D, São Paulo/SP, at 3:00 p.m.

ATTENDANCE: Shareholders representing the totality of the share capital. Attendance, as well, of Directors of the company.

PANEL: President – Leila Abraham Loria; Secretary: Antônio Valdemir Pereira Ramos.

LEGAL PUBLICATIONS: a) Call Notice waived pursuant to article 124, paragraph 4, of Law No. 6.404/76; b) Announcements referred to by article 133 of Law No. 6.404/76 waived pursuant to paragraph 4 of the mentioned legal provision; c) Management Report and Financial Statements waived pursuant to item II of article 294 of Law No. 6.404/76 and of Law No. 10.194, of February 14, 2002.

AGENDA: 1) Review, discussion and voting of the Management Report and of the Financial Statements relative to the fiscal year closed on December 31, 2002; 2) Allocation of the result of the fiscal year; 3) Non distribution of dividends; 4) Non compensation of the Executive Board [sic]; 5) Waiver of the installation of the Statutory Audit Committee; 6) Modification of the newspaper in which the company shall make the publications provided by law; and 7) Reelection of the Board of Directors of the Company.

RESOLUTIONS:

1)                                    the Meeting, pursuant to article 133, paragraph 4, of Law No. 6.404/76, deems remedied the nonobservance of the deadlines and formalities set forth in the mentioned article;

2)                                    approval of the Management Report and of the Financial Statements relative to the fiscal year closed on December 31, 2002;

3)                                    approval of the allocation of the net result of the fiscal year, corresponding to a loss of R$ 210,986,354.79 (two hundred and ten million, nine hundred and eighty-six thousand, three hundred and fifty-four reais and seventy-nine cents) for the account “Accrued Losses”;

4)                                    approval of the non distribution of dividends corresponding to the fiscal year of 2002, due to the fact that the Company had no profits in that period;

5)                                    approval of the non compensation of the Directors of the Company, including benefits of any nature and procuration fees, for the present fiscal year;

6)                                    waives the installation of the Statutory Audit Committee for the present fiscal year;

7)                                    modification, pursuant to article 289, paragraph 3, of Law No. 6.404/76, of the newspaper in which the company makes its legal publications, which were previously made in the “Folha de São Paulo” and shall hereinafter made in the “Estado de São Paulo”; and

8)                                    the reelection of the Board of Directors of the Company, with a term of office of two (2) years, that is, until the holding of the Ordinary General Meeting of 2005, to wit: President: Mr. Giancarlo Francesco Civita, Brazilian, married, Bachelor of Social Communication, bearer of the Identity Card RG No. 6.167.806-5, issued by the SSP/SP, and enrolled with the CPF/MF under No. 040.666.108-11; Directors: Messrs. Emílio Humberto Carazzai Sobrinho, Brazilian, married, business administrator, bearer of the Identity Card RG No. 1.102.550, issued by the SDS/PE, and enrolled with the CPF/MF under No. 037.321.504-53; Arnaldo Figueiredo Tibyriçá, Brazilian, married, lawyer, enrolled with the OAB/SP under No. 79.103 and with the CPF/MF under No. 074.279.518-75; Leila Abraham Loria, Brazilian, married, business administrator, bearer of the Identity Card RG/IFP No. 03164539-3 and with the CPF/MF under No. 375.862.707-91; and Deborah Patricia Wright, Brazilian, divorced, business administrator, bearer of the Identity Card RG No. 9.252.907-0, issued by the SSP/SP, and enrolled with the CPF/MF under No. 031.544.298-08, all of them with office at Avenida das Nações Unidas, 7221, Pinheiros, São Paulo/SP; Mitchell Ross Cohen, U.S. citizen, business administrator, bearer of the U.S. passport No. 154119724, with office at One Maritime Plaza, 12th floor, San Francisco, California, USA; Robert R. Ruggiero Jr., U.S. citizen, banker, bearer of passport No. 110856578-US, with office at 380 Madison Avenue, 12th floor, New York, USA; Edgardo del Valle Rosso, Argentinean, married, bearer of the passport No. 0158780, resident and domiciled at Av. Giovanni Gronchi, 4529, apto. 12, São Paulo/SP; Raymond E. Joslin, U.S. citizen, married, business administrator, with address at Cowday Park, 84, Conyers Park, Conyers Farm, Greenwich, USA; and Francisco Sávio Couto Pinheiro, Brazilian, married, engineer, bearer of the Identity Card RG No. 3.064.761/RJ, enrolled with the CPF/MF under No. 336.882.907-63, resident and domiciled at SHIS – Q1 – 27, cj. 1 – casa 15, Brasilia, DF, as Independent Director.

QUORUM OF RESOLUTIONS: The resolutions were approved by the unanimity of the votes of those present.

CLOSING: There being no further business to transact, and nobody wishing to take the floor, these Minutes were drafted, approved and signed by all attending shareholders, and the works were closed. São Paulo, April 30, 2003. (sgd) Shareholders – Abril Comunicações S.A. (represented by its Officers Emílio Humberto Carazzai Sobrinho and Deborah Patricia Wright), Harpia Holdings Limited and Curupira Holdings Limited (represented by their attorney-in-fact), Falcon International Communications (Bermuda) L.P. (represented by its attorney-in-fact), Hearst/ABC Video Services II (represented by its attorney-in-fact).

The text is a true and correct copy
(sgd) (illegible)
Antonio Valdemir Pereira Ramos
Secretary

Lawyer:

(sgd) (illegible)

Katia Regina Rocha Bou Mansour

OAB/SP 114.251

[Stamp of the Commercial Registry of the State of São Paulo]

TEVECAP S.A.

CNPJ No. 57.574.170/0001-05

NIRE 35300139623

MINUTES OF THE ORDINARY GENERAL MEETING

HELD ON APRIL 30, 2003

LIST OF ATTENDANCE OF SHAREHOLDERS

SIGNATURE OF SHAREHOLDER / ATTORNEY-IN-FACT	ADDRESS	NUMBER OF SHARES
ABRIL COMUNICAÇÕES S.A.	Av. das Nações Unidas, 7221 – São Paulo	399,582,905
HARPIA HOLDINGS LTD.	Company with headquarters in the Cayman Islands	6,867,793
CURUPIRA HOLDINGS LTD.	Company with headquarters in the Cayman Islands	11,496,329
FALCON INTERNATIONAL COMMUNICATIONS (BERMUDA) L.P.	Company with headquarters in Bermuda	27,930,827
HEARST/ABC VIDEO SERVICES II	Company with headquarters in New York	39,342,567
TOTAL		485,220,421

The text is a true and correct copy
(sgd) (illegible)
Antonio Valdemir Pereira Ramos
Secretary

Lawyer:

(sgd) (illegible)

Katia Regina Rocha Bou Mansour

OAB/SP 114.251

TEVECAP S.A.

CNPJ No. 57.574.170/0001-05

NIRE 35300139623

MINUTES OF THE EXTRAORDINARY GENERAL MEETING

HELD ON MARCH 30, 2004

PLACE AND HOUR: Headquarters of the Company, at Av. das Nações Unidas, 7221, 7º andar, Setor D, São Paulo/SP, at 10:00 a.m.

ATTENDANCE: Shareholders representing the totality of the share capital.

PANEL: President – Leila Abraham Loria; Secretary: Antônio Valdemir Pereira Ramos.

CALL NOTICE: Waived pursuant to article 124, paragraph 4, of Law No. 6.404/76.

AGENDA: Replacement of Members of the Board of Directors.

RESOLUTIONS:

1.                                      Considering the sale of the participation held by the shareholder Hearst/ABC Video Services II to the shareholder Abril Comunicações S.A., to modify the number of members of the Board of Directors of the Company, for nine (9) effective members and nine (9) alternates, thus amending article 15 of the By-Laws of the Company, which shall be in force with the following wording: “Article 15: The Board of Directors is composed by nine (9) effective members and nine (9) alternates, all of them shareholders resident in the country, elected by the General Meeting pursuant to Article 10 of these By-Laws and of clause 11.1 of the Shareholders’ Agreement, for a term of office of two (2) years, reelection being admitted.”

2.                                      Considering, further, the requests of resignation presented by Messrs. Giancarlo Francesco Civita and Robert R. Ruggiero Jr., to elect, for the function of members of the Board of Directors, with term of office until the holding of the Ordinary General Meeting of 2005, Messrs. Maurizio Mauro, Brazilian, married, business administrator, bearer of the Identity Card RG No. 38.130.000-6, enrolled with the CPF/MF under No. 221.898.588-87, resident and domiciled in the City of São Paulo, State of São Paulo, with office in the City of São Paulo, State of São Paulo, at Avenida das Nações Unidas, 7221, 24º andar, Setor A, Pinheiros; Marcelo Vaz Bonini, Brazilian, single, accountant, bearer of the Identity Card RG No. 15.191.436 SSP/SP, enrolled with the CPF/MF under No. 086.949.108-37, resident and domiciled in the City of São Paulo, State of São Paulo, with office at Avenida das Nações Unidas, 7221, 21º andar, Pinheiros, and Plínio Villares Musetti, Brazilian, married, civil engineer, bearer of the Identity Card RG No. 4.140.800, enrolled with the CPF/MF under No. 954.833.578-68, resident and domiciled in the City of São Paulo, State of São Paulo, with office at Av. Brig. Faria Lima, 3729 – 14º andar.

3.                                      To ratify that the Directors elected hereby executed, on this date, the respective terms of taking office, and declared that they have not committed any of the crimes provided by law preventing them from exercising mercantile activities.

4.                                      To restate the following composition of the Board of Directors, which is the following:

BOARD OF DIRECTORS:

President:	MAURIZIO MAURO

Director:	EMÍLIO HUMBERTO CARAZZAI SOBRINHO
Director:	DEBORAH PATRICIA WRIGHT
Director:	LEILA ABRAHAM LORIA
Director:	ARNALDO FIGUEIREDO TIBYRIÇÁ
Director:	MARCELO VAZ BONINI
Director:	MITCHELL ROSS COHEN
Director:	PLÍNIO VILLARES MUSETTI
Independent Director:	FRANCISCO SÁVIO COUTO PINHEIRO

Term of Office:	Until the Ordinary General Meeting of 2005

QUORUM OF RESOLUTIONS: The resolutions were approved by the unanimity of the votes of those present.

CLOSING: There being no further business to transact, and nobody wishing to take the floor, these Minutes were drafted, approved and signed by all attending shareholders, and the works were closed. São Paulo, March 30, 2004. (sgd) Shareholders – Abril Comunicações S.A. (represented by its Officers Emílio Humberto Carazzai Sobrinho and Deborah Patricia Wright), Harpia Holdings Limited and Curupira Holdings Limited (represented by their attorney-in-fact), Falcon International Communications (Bermuda) L.P. (represented by its attorney-in-fact).

The text is a true and correct copy
(sgd) (illegible)
Antonio Valdemir Pereira Ramos
Secretary

Lawyer:

(sgd) (illegible)

Katia Regina Rocha Bou Mansour

OAB/SP 114.251

[Stamp of the Commercial Registry of the State of São Paulo]

TEVECAP S.A.

CNPJ No. 57.574.170/0001-05

NIRE 35300139623

MINUTES OF THE ORDINARY [sic] GENERAL MEETING

HELD ON MARCH 30, 2004

LIST OF ATTENDANCE OF SHAREHOLDERS

SIGNATURE OF SHAREHOLDER OR ATTORNEY-IN-FACT	ADDRESS	NUMBER OF SHARES
ABRIL COMUNICAÇÕES S.A.	Av. das Nações Unidas, 7221 – São Paulo	438,925,477
HARPIA HOLDINGS LTD.	Company with headquarters in the Cayman Islands	6,867,793
CURUPIRA HOLDINGS LTD.	Company with headquarters in the Cayman Islands	11,496,329
FALCON INTERNATIONAL COMMUNICATIONS (BERMUDA) L.P.	Company with headquarters in Bermuda	27,930,827
TOTAL		485,220,426

The text is a true and correct copy
(sgd) (illegible)
Antonio Valdemir Pereira Ramos
Secretary

Lawyer:

(sgd) (illegible)

Katia Regina Rocha Bou Mansour

OAB/SP 114.251

TEVECAP S.A.

CNPJ (National Register of Legal Entities) No. 57.574.170/0001-05

NIRE (State Commercial Registration) No. 35300139623

MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS

HELD ON FEBRUARY 28, 2005

PLACE AND TIME: Meeting held at the principal place of business of the Company, at Av. das Nações Unidas, 7.221, 7th floor, Sector D, in the City and State of São Paulo, at 9h00 a.m.

ATTENDANCE: All of the members of the Board of Directors of Company.

PRESIDING OFFICERS: Chairman – Maurizio Mauro; Secretary – Marcelo Vaz Bonini.

AGENDA: To elect the Executive Board of the Company.

NOTICE: It was waived in view of the attendance of all of the members of the Board of Directors according to article 19 of the By laws, and Article 124, 4th paragraph of Law No. 6404/76.

RESOLUTIONS passed by unanimous vote.

1) To elect as members of the Executive Board of the Company for a 2 years term, until February 28, 2007: CARLOS EDUARDO MALAGONI, Brazilian, married, economist, bearer of the Identity Card RG No. 18.586.507-0 issued by SSP/SP, and CPF/MF No. 146.330.328-95, resident and domiciled in the State of São Paulo, with office at Av. das Nações Unidas, 7221, 7th floor, Pinheiros, São Paulo; VIRGILIO JOSÉ CARREIRA AMARAL, Portuguese, married, engineer, bearer of the Identity Card RG No. 5.683.472 issued by SSP/SP, and CPF/MF No. 863.407.278-91, resident and domiciled in the State of São Paulo, with office at Av. das Nações Unidas, 7221, 7th floor, Pinheiros, São Paulo/SP, and MARCELO VAZ BONINI, Brazilian, single, accountant, bearer of the Identity Card RG No. 15.191.436 issued by SSP/SP, and CPF No. 086.949.108-37, resident and domiciled in the State of São Paulo, with office at Av. das Nações Unidas, 7221, 21st floor, Pinheiros. The Executive Officers elected hereunder executed on the date hereof the respective instruments of investiture, having declared that they have not committed any of the crimes foreseen in the law that may prevent them from practicing commercial activities.

2) To ratify the Executive Board of the Company.

Executive Officer: Marcelo Vaz Bonini

Executive Officer: Carlos Eduardo Malagoni

Executive Officer: Virgilio José Carreira Amaral

Term: February 28, 2007

CLOSING: There being no further business to transac and as nobody took the floor, these minutes were drawn up, unanimously approved and signed. São Paulo, February 28, 2005.

(Signed) Maurizio Mauro, Emílio Humberto Carazzai Sobrinho, Deborah Patrícia Wright, Leila Abraham Loria, Arnaldo Figueiredo Tibyriçá, Marcelo Vaz Bonini, Mitchell Ross Cohen, Plínio Villares Musetti and Francisco Sávio Couto Pinheiro.

Conforms to the original:

(sgd) Marcelo Vaz Bonini, Secretary

Attorney’s Initials:

Letícia Soares

Brazilian Bar Association, São Paulo Chapter (OAB/SP) No. 163.622